Exhibit 99.1

EQUINIX ANNOUNCES CASH TENDER OFFER FOR
5.375% Senior Notes Due 2022, 5.375% Senior Notes Due 2023 and 5.750% Senior Notes Due 2025

REDWOOD CITY, Calif., November 6, 2019 — Equinix, Inc. (“Equinix”) (Nasdaq: EQIX), the global interconnection and data center company, today announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.375% Senior Notes due 2022 (CUSIP/ISIN No. 29444U AN6 / US29444UAN63) (the “2022 Notes”), 5.375% Senior Notes due 2023 (CUSIP/ISIN No. 29444U AM8 / US29444UAM80) (the “2023 Notes”) and 5.750% Senior Notes due 2025 (CUSIP/ISIN No. 29444U AP1/ US29444UAP12) (the “2025 Notes”, and together with the 2022 Notes and 2023 Notes, the “Notes”). The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated November 6, 2019 (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery” and together with the Offer to Purchase, the “Tender Offer Documents”). As of November 6, 2019, there were $750,000,000 aggregate principal amount of the 2022 Notes outstanding, $1,000,000,000 aggregate principal amount of the 2023 Notes outstanding and $500,000,000 aggregate principal amount of the 2025 Notes outstanding.

Certain information regarding the Notes and the pricing for the Tender Offer is set forth in the table below.

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Tender Consideration(1)
5.375% Senior Notes due 2022	29444U AN6 / US29444UAN63	$750,000,000	$1,018.00
5.375% Senior Notes due 2023	29444U AM8 / US29444UAM80	$1,000,000,000	$1,020.72
5.750% Senior Notes due 2025	29444U AP1/ US29444UAP12	$500,000,000	$1,033.00

(1)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn. Does not include Accrued Interest (as defined below).

The Tender Offer will expire at 5:00 p.m., New York City time, on November 13, 2019 (such time and date, as it may be extended, the "Expiration Time"), unless extended or earlier terminated by Equinix. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase. Holders of Notes (“Holders”) must either validly tender (and not validly withdraw) their Notes or follow the Notice of Guaranteed Delivery procedures in the Offer to Purchase, in each case, at or before the Expiration Time to be eligible to receive the applicable Tender Consideration.

In addition to the applicable Tender Consideration, Holders who tender Notes that are accepted for purchase by Equinix pursuant to the Tender Offer will receive a cash payment representing the accrued and unpaid interest on such Notes from the applicable last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) (the “Accrued Interest”). Equinix expects the Settlement Date (including in respect of Notes tendered by Notice of Guaranteed Delivery and accepted for purchase) to occur on November 18, 2019, which is the third business day after the Expiration Date. Payment of accrued interest on Notes tendered and accepted for purchase in the Tender Offer will only be made to, but not including, the Settlement Date.

Equinix's obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver, in Equinix's discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, Equinix’s receipt of proceeds from a proposed offering of one or more new series of senior notes (the “New Notes”) on terms, and in an amount, satisfactory to Equinix, in its sole discretion, and subject to applicable law. The complete terms and conditions of the Tender Offer are set forth in the Tender Offer Documents. Equinix expressly reserves the right, in its sole discretion, subject to applicable law, to amend, extend or terminate the Tender Offer.

To the extent any of the outstanding 2022 Notes, 2023 Notes and/or 2025 Notes are not tendered and accepted for purchase in the Tender Offer, Equinix may choose to redeem or repurchase any or all 2022 Notes, 2023 Notes and/or 2025 Notes remaining outstanding after the Tender Offer. Notwithstanding the foregoing, Equinix does not expect to redeem the 2022 Notes pursuant to the terms of the indenture in respect of such notes prior to January 1, 2020 in any event.

Equinix has retained D.F. King & Co., Inc. as the tender agent and information agent for the Tender Offer. Equinix has retained Goldman Sachs & Co. LLC as the dealer manager for the Tender Offer.

Holders of Notes who would like additional copies of the Tender Offer Documents may call or email the information agent, D.F. King & Co., Inc. at (800) 967-7510 (toll-free) or equinix@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/equinix.

Questions regarding the terms of the Tender Offer should be directed to Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 902-6351 (collect).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes or any other securities. The Tender Offer is being made solely pursuant to the Tender Offer Documents. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Equinix by Goldman Sachs & Co. LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of Equinix, its subsidiaries or its affiliates, its or their respective boards of directors, officers or employees, the dealer manager, the tender agent and information agent or the trustee for the Notes makes any recommendation that holders of Notes tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by Equinix or any of them to make such a recommendation. Holders of Notes must make their own decision as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding the Tender Offer. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “intend,” “will,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those suggested by the forward-looking statements including general economic and political conditions globally or regionally; risks related to the offering of the New Notes and the Tender Offer, including the risk that the New Notes offering and the Tender Offer are not consummated on the anticipated terms, if at all; and those additional risks and factors discussed in reports filed with the SEC by us from time to time. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Equinix and its results is included in Equinix's filings with the SEC. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 53 markets worldwide, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Media Contact (Global)

Michelle Lindeman

+1 (650) 598-6361

mlindeman@equinix.com

Investor Relations Contacts

Katrina Rymill

+1 (650) 598-6583

krymill@equinix.com

Chip Newcom

+1 (650) 598-6262

cnewcom@equinix.com